UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2021

PROJECT ENERGY REIMAGINED ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40972	98-1582574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lagoon Drive, Suite 170

Redwood City, California 94065

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (415) 205-7937

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	PEGRU	The Nasdaq Stock Market, LLC
Class A ordinary share, par value $0.0001 per share	PEGR	The Nasdaq Stock Market, LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	PEGRW	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information with respect to the sale of an additional 275,532 private placement warrants included in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the additional private placement warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

As previously reported on a Current Report on Form 8-K of Project Reimagined Acquisition Corp. (the “Company”), on November 2, 2021, the Company completed its initial public offering (the “IPO”) of 25,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share, subject to adjustment, pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-254695). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $250,000,000.

The Company had granted the underwriters for the IPO (the “Underwriters”) a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments, if any. Effective as of November 12, 2021, the Underwriters partially exercised their option to purchase additional Units, resulting in the issuance of an additional 1,377,660 Units (the “Option Units”) at a public offering price of $10.00 per Option Unit. After giving effect to the partial exercise and close of the option, an aggregate of 26,377,660 Units have been issued in the IPO. The Underwriters have until December 17, 2021, to exercise the remainder of their option to purchase additional units.

As previously reported on a Current Report on Form 8-K of the Company, on November 2, 2021, simultaneously with the consummation of the IPO, the Company completed a private placement of an aggregate of 8,150,000 warrants (the “Private Placement Warrants”) to Smilodon Capital, LLC (the “Sponsor”) at a price of $1.00 per Private Placement Warrant, generating total gross proceeds of $8,150,000 (the “Private Placement”). On November 17, 2021, in connection with the sale of Option Units, the Company consummated a private sale of an additional 275,532 Private Placement Warrants (the “Additional Private Placement Warrants”) to the Sponsor at a price of $1.00 per Additional Private Placement Warrant, generating gross proceeds of $275,532.

A total of $263,776,600 of the net proceeds from the IPO (including the Option Units) and the sale of Private Placement Warrants and Additional Private Placement Warrants was deposited in a trust account established for the benefit of the Company’s public stockholders. An audited balance sheet as of November 2, 2021 reflecting receipt of the net proceeds upon consummation of the IPO and the Private Placement on November 2, 2021, but not the proceeds from the sale of the Option Units nor the sale of the Additional Private Placement Warrants, had been issued by the Company and previously filed on a Current Report on Form 8-K on November 9, 2021. The Company’s unaudited pro forma balance sheet as of November 17, 2021, reflecting receipt of the net proceeds from the sale of the Option Units and the Additional Private Placement Warrants on the same day is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On November 17, 2021, the Company issued a press release announcing the partial exercise of the Underwriters’ over-allotment option, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Balance Sheet.
99.2	Press Release, dated November 17, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROJECT ENERGY REIMAGINED ACQUISITION CORP.

By:	/s/ Srinath Narayanan
	Name:	Srinath Narayanan
	Title:	Chief Executive Officer

Dated: November 23, 2021